Exhibit 4.1

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S OF THE 1933 ACT), EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT. THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN THE LIMITED CIRCUMSTANCES PROVIDED HEREIN PURSUANT TO TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NIOCORP DEVELOPMENTS LTD.

UNIT SUBSCRIPTION AGREEMENT

TO:                NIOCORP DEVELOPMENTS LTD. (the “Issuer”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Issuer the number of units of the Issuer (the “Units”) set forth below for the aggregate subscription price set forth below (the “Subscription Price”), representing a subscription price of C$0.63 per Unit, upon and subject to the terms and conditions, and the covenants, representations and warranties set forth in this Subscription Agreement (as defined below), including the attached “Terms and Conditions of Subscription” (including, without limitation, the representations, warranties and covenants set forth in the applicable schedules attached hereto). Each Unit is comprised of one common share in the capital of the Issuer (a “Unit Share”) and one half of one common share purchase warrant (each whole warrant, a “Warrant”) of the Issuer. Each Warrant will entitle the holder to acquire one additional common share in the capital of the Issuer (a “Warrant Share”), exercisable for a period of 24 months following the Closing at an exercise price of C$0.75 per Warrant Share.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below.

Amount of Subscription Number of Units: ________________________x C$0.63 Aggregate Subscription Price: C$___________________

Beneficial Owner of Subscriber

If the Subscriber is not an individual, the Subscriber represents and warrants that it has ☐ / does not have ☐ (check one) a Beneficial Owner (as defined in the Terms and Conditions of Subscription) and, if it has a Beneficial Owner, the name and address of the Beneficial Owner is as follows:

____________________________________________________________

Name of Beneficial Owner

____________________________________________________________

Residential Address of Beneficial Owner

____________________________________________________________

Subscriber’s Information and Signature

__________________________________________________

Name of Subscriber – please print

__________________________________________________

Signature (of individual or authorized signatory)
__________________________________________________
Official Capacity or Title (of authorized signatory,
if applicable)

________________________________________________

Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.

__________________________________________________

Subscriber’s Residential Address

__________________________________________________

__________________________________________________

Subscriber’s Telephone Number

Principal Information

If the Subscriber is signing as an agent for a principal and is not deemed to be purchasing as principal as set out below, the Subscriber hereby represents and warrants that the name and residential address of such principal is as follows:
____________________________________________________________
Name of Principal

____________________________________________________________
Principal’s Residential Address
____________________________________________________________

Registration Instructions (if different from the Subscriber’s name and address given under Subscriber’s Information):
__________________________________________________
Name

__________________________________________________
Account reference, if applicable
__________________________________________________
Address (including postal code)
__________________________________________________
Telephone Number and Contact Name

Delivery Instructions (if different from the Subscriber’s name and address given under Subscriber’s Information):
____________________________________________________________
Name
____________________________________________________________
Account reference, if applicable
____________________________________________________________
Address (including postal code)
____________________________________________________________
Telephone Number and Contact Name

Present Ownership of Securities

The Subscriber either [check appropriate box]:

does not currently own directly or indirectly, or exercises control or direction over, any common shares in the capital of the Issuer or securities convertible into common shares in the capital of the Issuer; or

owns directly or indirectly, or exercises control or direction over, __________ common shares in the capital of the Issuer, and convertible securities entitling the Subscriber to acquire an additional __________ common shares in the capital of the Issuer.

Insider Status

The Subscriber either [check appropriate box]:

is an “Insider” of the Issuer as defined in the Securities Act (British Columbia); or
is not an Insider of the Issuer.

Registrant Status

The Subscriber either [check appropriate box]:

is a “Registrant” as defined in the Securities Act (British Columbia); or
is not a “Registrant”.

U.S. Purchaser Status

The Subscriber either [check appropriate box]:

is a “U.S. Purchaser” as defined in the Terms and Conditions below; or
is not a “U.S. Purchaser”.

ACCEPTANCE

The Issuer hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

DATED as of ___________________, 2018.

NIOCORP DEVELOPMENTS LTD.

Per:
Authorized Signatory

NIOCORP DEVELOPMENTS LTD.

SUBSCRIPTION FOR UNITS

INSTRUCTIONS

To properly complete this Subscription Agreement, you must:

If you are an accredited investor, are resident in Canada or otherwise subject to Canadian securities laws and are not a U.S. Purchaser (as defined below):

(1)	Complete and execute the first two pages.

(2)	Complete and execute Schedule B – Accredited Investor Status Certificate.

(3)	Complete and execute Schedule C – Regulation S Certificate.

If you are not an accredited investor, but are an existing security holder of the Issuer as of the Record Date (as defined herein), and are resident in British Columbia, Alberta, Saskatchewan, Ontario or New Brunswick and are not a U.S. Purchaser:

(1)	Complete and execute the first two pages.

(2)	Complete and execute Schedule C – Regulation S Certificate.

(3)	Complete and execute Schedule D – Existing Security Holder Certificate.

If you are resident in the United States and/or are a U.S. Purchaser (as defined below):

(1)	Complete and execute the first two pages.

(2)	Complete and execute Schedule B – Accredited Investor Status Certificate.

(3)	Complete and execute Schedule E – U.S. Purchaser Certificate.

If you are resident outside of the United States and Canada, are not a U.S. Purchaser and are not otherwise subject to Canadian or United States securities laws:

(1)	Complete and execute the first two pages.

(2)	Complete and execute Schedule C – Regulation S Certificate.

Procedure and Delivery:

The signed Subscription Agreement, including all required schedules, should be filled out, signed and delivered with payment by no later than 5:00 p.m. (Vancouver time) on August 31, 2018 (or such other time, date or place as the Subscriber may be advised) to:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO 80112

Attention:          Jim Sims

Email:                 jim.sims@niocorp.com

Payment for the Subscription Price should be made by a certified cheque, bank draft, money order, or confirmation of wire transfer for the subscription funds in Canadian dollars made payable to “NioCorp Developments Ltd.”

v

TERMS AND CONDITIONS OF SUBSCRIPTION

UNITS OF NIOCORP DEVELOPMENTS LTD.

1.	Definitions and Interpretation

(a)	In this Subscription Agreement, unless the context required otherwise:

(i)	“1933 Act” means the United States Securities Act of 1933, as amended;

(ii)	“B.C. Act” means the Securities Act (British Columbia), the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued or adopted by the British Columbia Securities Commission, all as amended;

(iii)	“Business Day” means a day other than a Saturday, Sunday or a holiday on which principal chartered banks located in Vancouver, British Columbia are not open for business;

(iv)	“Closing” has the meaning set forth in section 5;

(v)	“Closing Date” means the date or dates of completion of the sale of Units under the Offering as may be determined by the Issuer;

(vi)	“Closing Time” means 10 a.m. (Vancouver time), or such other time as may be determined by the Issuer;

(vii)	“Disclosed Principal” means a purchaser that is purchasing the Subscriber’s Units through an agent or trustee for beneficial principal(s);

(viii)	“Exchange” means the Toronto Stock Exchange;

(ix)	“FSE” means the Frankfurt Stock Exchange;

(x)	“International Jurisdiction” has the meaning set forth in section 9(l);

(xi)	“Insider” has the meaning set forth in section 1(1) of the B.C. Act;

(xii)	“Issuer” means NioCorp Developments Ltd.;

(xiii)	“NI 45-106” means National Instrument 45-106 Prospectus Exemptions published by the Canadian Securities Administrators;

(xiv)	“Offering” has the meaning set forth in section 3(a);

(xv)	“OTCQX” means the OTC Markets Group’s OTCQX exchange;

(xvi)	“Parties” means collectively, the Subscriber and the Issuer and “Party” means any one of them, as the context requires;

(xvii)	“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, fund, unincorporated organization or association and every other form of legal or business entity of whatsoever nature or kind, and pronouns have a similar extended meaning;

(xviii)	“Personal Information” means any information about a person (whether individual or otherwise) and includes information contained in this Subscription Agreement, including the Schedules incorporated by reference herein;

(xix)	“Regulatory Authorities” has the meaning set forth in section 6;

(xx)	“Securities” means, collectively, the Unit Shares, the Warrants and the Warrant Shares;

(xxi)	“Securities Laws” means the applicable Canadian provincial securities laws and United States federal and state securities laws and all applicable rules, regulations, notices and policies promulgated or published thereunder together with all applicable and legally enforceable published policy statements, policies, rules, blanket orders, rulings and notice of applicable securities regulatory authorities, as well as the published policies and rules of the Exchange;

(xxii)	“Subscriber” means the subscriber for Units as set out on the face page of this Subscription Agreement and includes, as applicable, the Disclosed Principal unless the context otherwise requires;

(xxiii)	“Subscriber’s Units” means those Units that the Subscriber has agreed to purchase under this Subscription Agreement;

(xxiv)	“Subscription Agreement” or “Agreement” means this subscription agreement (including the schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular section or clause; and the expression “section” or “clause” followed by a number or letter means and refers to the specified section or clause of this Subscription Agreement;

(xxv)	“Subscription Price” has the meaning set forth on the face page of this Subscription Agreement;

(xxvi)	“Unit” has the meaning set forth on the face page of this Subscription Agreement;

(xxvii)	“Unit Share” has the meaning set forth on the face page of this Subscription Agreement;

(xxviii)	“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(xxix)	“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S promulgated under the 1933 Act;

(xxx)	“U.S. Purchaser” is (a) any U.S Person, (b) any person purchasing securities for the account or benefit of any U.S. Person or person in the United States, (c) any person who receives or received an offer to acquire the Securities while in the United States, and (d) any person who is, or whose authorized signatory is, in the United States at the time such person’s buy order was made or this Subscription Agreement was executed or delivered;

(xxxi)	“Warrant” has the meaning set forth on the face page of this Subscription Agreement; and

(xxxii)	“Warrant Share” has the meaning set forth on the face page of this Subscription Agreement.

(b)	Time is of the essence of this Agreement.

(c)	This Agreement is to be read with all changes in gender or number as required by the context.

(d)	The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

(e)	In this Agreement, unless otherwise stated, all references to “$” and “C$” are references to Canadian dollars.

2.	Subscription for Units

(a)	The Subscriber hereby confirms its irrevocable subscription for the Units from the Issuer, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described herein. The Subscriber acknowledges (on its own behalf and including, if applicable, on behalf of each Disclosed Principal) that upon acceptance by the Issuer of this Subscription Agreement, the Subscription Agreement will constitute a binding obligation of the Subscriber (including if applicable, each Disclosed Principal), subject to the terms and subject to the conditions set out in this Subscription Agreement.

(b)	The Units will be issued and registered in the name of the Subscriber as per the instructions on the face page of this Subscription Agreement.

3.	The Offering

(a)	The Subscriber acknowledges that this subscription forms part of a larger offering (the “Offering”) by the Issuer of up to 3,174,604 Units at a price of C$0.63 for aggregate gross proceeds of up to C$2,000,000, and that the Issuer may increase the size of the Offering.

(b)	The Subscriber further understands that there is no minimum number of Units that must be sold pursuant to the Offering and accordingly, the Subscriber may be the sole purchaser of Units.

(c)	The Subscriber acknowledges that no fractional Warrants will be issuable under the Offering and any fractional entitlements will be rounded down to the nearest whole Warrant.

4.	Partial Acceptance or Rejection of Subscription

The Issuer may, in its absolute discretion, accept or reject the Subscriber’s subscription for Units as set forth in this Subscription Agreement, in whole or in part, and the Issuer reserves the right to allot to the Subscriber less than the amount of Units subscribed for under this Subscription Agreement. The Subscriber acknowledges and agrees that the acceptance of this Subscription Agreement will be conditional upon, among other things, the sale of the Units to the Subscriber being exempt from any prospectus and offering memorandum requirements of applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction.

If this Subscription Agreement is rejected in whole, any certified cheque, money order, bank draft or other forms of payment delivered to the Issuer by the Subscriber on account of the Subscription Price for the Units subscribed for will be promptly returned by the Issuer to the Subscriber without interest. If this Subscription Agreement is accepted only in part, payment representing the amount by which the payment delivered by the Subscriber to the Issuer exceeds the Subscription Price of the number of Units sold to the Subscriber pursuant to a partial acceptance of this Subscription Agreement will be promptly delivered by the Issuer to the Subscriber without interest.

5.	Closing

Delivery and sale of the Units and payment of the Subscription Price will be completed (the “Closing”) at the offices of Blake Cassels & Graydon LLP, 595 Burrard Street, Vancouver, British Columbia at the Closing Time or at such other place and time as the Issuer may elect on such date or dates to be determined by the Issuer. Closing of the Offering will only occur if, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Issuer, or waived by the Issuer, including receipt by the Issuer of all completed Subscription Agreements and payment of the Subscription Price for all of the Units sold pursuant to the Offering.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Issuer to the Subscriber of certificates representing the Units) have not been complied with to the satisfaction of the Issuer, or waived by the Issuer, the Issuer and the Subscriber will have no further obligations under this Subscription Agreement.

The Subscriber acknowledges that the Offering may be completed at one or more partial closings in the discretion of the Issuer and that the Closing as contemplated in this Subscription Agreement may be effected at one or more of such partial closings.

6.	Conditions of Closing

This Subscription Agreement shall be subject to acceptance by the Issuer and approval by the Exchange and any other stock exchange or regulatory authority having jurisdiction with respect to the Issuer (collectively, the “Regulatory Authorities”).

The Subscriber acknowledges and agrees that the obligations of the Issuer hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement and in the term sheet appended as Schedule A as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	the Subscriber having properly completed, signed and delivered this Subscription Agreement (with payment) by no later than 5:00 p.m. (Vancouver time) on August 31, 2018, to:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112

Attention:          Jim Sims
Email:                 jim.sims@niocorp.com

(b)	all Subscribers having properly completed, signed and delivered the Regulation S Certificate attached as Schedule C hereto;

(c)	if required by this Subscription Agreement, the Subscriber having properly completed, signed and delivered the Accredited Investor Status Certificate attached as Schedule B hereto (if applicable), the Existing Security Holder Certificate attached as Schedule D hereto (if applicable) and the U.S. Purchaser Certificate attached as Schedule E hereto (if applicable);

(d)	the Issuer having accepted this Subscription Agreement;

(e)	all necessary regulatory and conditional Exchange approvals having been obtained by the Issuer; and

(f)	payment having been made by the Subscriber of the Subscription Price as set out above under the heading “Procedure and Delivery” on page v of this Subscription Agreement.

7.	Authorization of the Issuer

The Subscriber irrevocably authorizes the Issuer, in its discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints the Issuer, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a)	to receive certificates representing the Units, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Units and to approve any opinion, certificate or other document addressed to the Subscriber; and

(b)	to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as Issuer in their sole discretion may determine.

This power of attorney is irrevocable, is coupled with an interest and has been given for valuable consideration, the receipt and adequacy of which are acknowledged. This power of attorney and other rights and privileges granted under this section will survive any legal or mental incapacity, dissolution, bankruptcy or death of the Subscriber (including any Disclosed Principal). This power of attorney extends to the heirs, executors, administrators, other legal representatives and successors, transferees and assigns of the Subscriber (including any Disclosed Principal). Any person dealing with the Issuer may conclusively presume and rely upon the fact that any document, instrument or agreement executed by the Issuer pursuant to this power of attorney is authorized and binding on the Subscriber (including any Disclosed Principal), without further inquiry. The Subscriber (including any Disclosed Principal) agrees to be bound by any representations or actions made or taken by the Issuer pursuant to this power of attorney, and waives any and all defences that may be available to contest, negate or disaffirm any action of the Issuer taken in good faith under this power of attorney.

8.	Representations, Warranties and Covenants of the Issuer

The Issuer hereby represents and warrants to, and covenants with, the Subscriber as follows and acknowledges that the Subscriber is relying on such acknowledgements, representations, warranties and covenants in connection with the transactions contemplated herein:

(a)	the Issuer is a valid and subsisting corporation incorporated and in good standing under the laws of British Columbia;

(b)	the Issuer is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;

(c)	this Subscription Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has or will have by the Closing full corporate power and authority to undertake the Offering;

(d)	the common shares of the Issuer are, and will continue to be as of the Closing Date, listed and posted for trading on the Exchange;

(e)	the Issuer will apply to, and use commercially reasonable efforts to obtain the listing of the Unit Shares and Warrant Shares issuable under the Offering on, the Exchange;

(f)	the Issuer has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Securities;

(g)	no order ceasing or suspending trading in the securities of the Issuer or prohibiting sale of its securities has been issued to the Issuer or its directors, officers or promoters;

(h)	the Issuer is a “reporting issuer” in the provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick and is not included on the list of defaulting reporting issuers issued by the securities regulators in those jurisdictions;

(i)	upon their issuance on the Closing Date, the Unit Shares will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of the Issuer and the Warrants will be validly issued and the certificates representing such Unit Shares and Warrants will be validly delivered;

(j)	upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of the Issuer;

(k)	it will reserve or set aside sufficient shares in its treasury to issue the Unit Shares and Warrant Shares;

(l)	there is no “material fact” or “material change” (as those terms are defined in applicable Securities Laws) in the affairs of the Issuer that has not been generally disclosed to the public; and

(m)	this Subscription Agreement constitutes a binding and enforceable obligation of the Issuer, enforceable in accordance with its terms.

9.	Representations, Warranties, Covenants and Acknowledgements of the Subscriber

By executing this Subscription Agreement, the Subscriber (on its own behalf and, including if applicable, on behalf of each Disclosed Principal) represents, warrants, covenants and acknowledges to and with the Issuer (and acknowledges that the Issuer is relying thereon) that:

Authorization and Effectiveness

(a)	if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Subscription Agreement is executed and is legally competent to execute, deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder;

(b)	if the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to enter into and to observe and perform its covenants and obligations under this Agreement and has taken all necessary corporate action in respect thereof;

(c)	if the Subscriber is a partnership, syndicate or other unincorporated form of organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Agreement and perform its covenants and obligations hereunder and has obtained all necessary approvals thereof;

(d)	if the Subscriber is acting as principal, this Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber, and, when accepted by the Issuer, will constitute a legal, valid and binding obligation enforceable against the Subscriber in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors’ rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction);

(e)	if the Subscriber is acting as agent or trustee (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documents in connection with such subscription on behalf of such principal, and this Subscription Agreement has been duly and validly authorized, executed and delivered by or on behalf of, and, when accepted by the Issuer, will constitute a legal, valid, binding obligation enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction) against, such principal;

(f)	the execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Units and the completion of the transactions contemplated hereby will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber (if not an individual), the Securities Laws or any other applicable law, any agreement to which the Subscriber is a party or any applicable regulation, judgment, decree, order or ruling;

(g)	the Subscriber is not one of a combination of shareholders of the Issuer or investors in the Offering (including by acting jointly or in concert with any such shareholder or investor) as a consequence of which the issuance of Units to the Subscriber hereunder (assuming the exercise of any convertible securities of the Issuer currently held by the Subscriber and any such other shareholders or investors) will result in, or be part of a transaction that will result in, the creation of a new “Insider” or “Control Person” of the Issuer under the policies of the Exchange and Securities Laws;

Residence

(h)	the Subscriber is a resident of, or is otherwise subject to the laws of, the jurisdiction disclosed under “Subscriber’s Residential Address” on the face page of this Subscription Agreement, and that such address is the residence of the Subscriber or the place of business of the Subscriber at which the Subscriber received and accepted the offer to acquire the Units and was not created or used solely for the purpose of acquiring the Units;

Disclosure if Purchasing as Agent or Trustee

(i)	if the Subscriber is not subscribing as principal, the Subscriber acknowledges that the Issuer may be required by law to disclose to applicable securities regulatory authorities or stock exchanges information concerning the identities of each beneficial purchaser for whom the Subscriber is acting hereunder;

Eligibility to Purchase under Prospectus Exemption

(j)	if the Subscriber (or any Disclosed Principal) is resident in Canada or otherwise subject to Securities Laws, the Subscriber (or if applicable, the Disclosed Principal) is eligible to purchase the Units pursuant to an exemption from the prospectus requirements of the Securities Laws;

(k)	if the Subscriber (or any Disclosed Principal) is resident in Canada or otherwise subject to Securities Laws, the Subscriber has completed, executed and delivered to the Issuer either: (i) an Accredited Investor Status Certificate in the form attached hereto as Schedule B, as well as (if applicable) an Accredited Investor Risk Acknowledgment Form in the form attached as Exhibit A to Schedule B, indicating that the Subscriber (or if applicable, the Disclosed Principal) fits within one of the prospectus exemption categories under NI 45-106 as set forth therein; or (ii) an Existing Security Holder Certificate in the form attached hereto as Schedule D, indicating that the Subscriber (or if applicable, the Disclosed Principal) will be acquiring the Units pursuant to the existing security holder exemption (the “Existing Security Holder Exemption”) available under one of: (a) BC Instrument 45-534 Exemption from prospectus requirement for certain trades to existing security holders in British Columbia, (b) Alberta Securities Commission Rule 45-513 Prospectus exemption for distribution to existing security holders in Alberta, (c) Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions in Ontario, (d) General Order 45-926 Exemption from prospectus requirement for certain trades to existing security holders in Saskatchewan, or (e) Blanket Order 45-505 - Prospectus Exemption for Distribution to Existing Security Holders in New Brunswick, and, in either case, confirms the truth and accuracy of all representations, warranties and covenants made in such certificate as of the date of this Subscription Agreement and as of the Closing Time;

International Purchasers

(l)	if the Subscriber (or any Disclosed Principal), is resident in or otherwise subject to the securities laws of any jurisdiction outside of Canada and the United States (the “International Jurisdiction”), then:

(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this subscription, if there are any;

(ii)	the Subscriber is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of such International Jurisdiction without the need to rely on exemptions;

(iii)	the applicable securities laws of the International Jurisdiction do not require the Issuer to prepare and/or file any documents or be subject to ongoing reporting requirements or seek any approvals of any kind whatsoever in respect of the sale of the Securities to the Subscriber from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(iv)	the purchase of Securities by the Subscriber, and (if applicable) each Disclosed Principal, does not trigger: (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise; (ii) any registration or other obligation on the part of the Issuer; or (iii) the Issuer becoming subject to regulation in such jurisdiction or require the Issuer to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Issuer; and

(v)	the Subscriber, and (if applicable) any Disclosed Principal, will not sell or otherwise dispose of any Securities, except in accordance with applicable Securities Laws;

No Prospectus or Undisclosed Information

(m)	the Subscriber understands that the sale of the Units is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus or to deliver an offering memorandum, and no prospectus has been filed by the Issuer with any Regulatory Authority in any jurisdiction in connection with the issuance of the Units. As a result of acquiring the Units pursuant to such exemptions:

(i)	certain protections, rights and remedies provided by the Securities Laws, including under the B.C. Act, including certain statutory rights of rescission or damages and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus or registration statement, may not be available to the Subscriber;

(ii)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(iii)	the Subscriber may not receive certain information that would otherwise be required to be given under the Securities Laws, including under the B.C. Act; and

(iv)	the Issuer is relieved from certain obligations that would otherwise apply under the Securities Laws, including under the B.C. Act;

(n)	the Subscriber has not received or been provided with a prospectus or offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering. The Subscriber’s decision to subscribe for the Units was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to fact made by or on behalf of the Issuer and their respective directors, officers, employees, agents and representatives. The Subscriber’s decision to subscribe for the Units was based solely upon this Subscription Agreement, and information about the Issuer which is publicly available;

(o)	except for the Subscriber’s knowledge regarding its subscription for Units hereunder, the Subscriber has no knowledge of a “material fact” or a “material change” (as those terms are defined in the applicable Securities Laws) in the affairs of the Issuer that has not been generally disclosed;

Investment Suitability

(p)	the Subscriber confirms that the Subscriber:

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Securities;

(ii)	is capable of assessing the proposed investment in the Securities as a result of the Subscriber’s own experience or as a result of advice received from a person registered under applicable Securities Laws;

(iii)	is aware of the characteristics of the Securities and the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss of its investment in the Securities;

(q)	the Subscriber understands and acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)	there is no government or other insurance covering the Securities;

(iii)	there are risks associated with the purchase of the Securities;

(iv)	there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities;

(v)	the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)	that it may lose its entire investment in the Securities;

No Representations

(r)	the Subscriber confirms that none of the Issuer, or any of its directors, employees, officers or affiliates have made any representations (written or oral) to the Subscriber:

(i)	regarding the future value of the Securities;

(ii)	that any person will resell or repurchase the Securities;

(iii)	that any person will refund the purchase price of the Securities other than as provided in this Subscription Agreement; or

(iv)	that any of the Issuer’s securities will be listed and posted for trading on a stock exchange or that an application has been made to list and post any of the Issuer’s securities for trading on a stock exchange, other than the Issuer’s common shares on the Exchange, OTCQX or FSE;

Limitations on Resale

(s)	the Subscriber understands and acknowledges that:

(i)	the Securities will be subject to certain resale and transfer restrictions under applicable Securities Laws; and

(ii)	the Securities may be subject to certain resale and transfer restrictions under the rules and policies of the Exchange;

(t)	the Subscriber acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale and transfer restrictions, that it is solely responsible for complying with such restrictions and it agrees to comply with the restrictions referred to in paragraph (s) above and all other applicable resale and transfer restrictions. The Subscriber will comply with all applicable Securities Laws concerning the subscription, purchase, holding and resale of the Units and will not resell any of the Securities except in accordance with the provisions of applicable Securities Laws. In this regard, the Subscriber acknowledges that the Issuer may be required to put the following legends on any certificates representing the Unit Shares, Warrants and Warrant Shares if issued prior to the expiry of the applicable hold period:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [four months plus one day after the Closing Date].”

“THE SECURITIES REPRESENTED HEREBY [FOR WARRANTS INCLUDE: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”), THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

[FOR WARRANTS ONLY: THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.]

(u)	the Subscriber acknowledges that it is responsible for obtaining its own legal, investment and other professional advice with respect to the resale restrictions, “hold periods” and legending requirements to which the Securities are or may be subject under the 1933 Act. The Subscriber has not relied upon any statements made by or purporting to have been made on behalf of the Issuer or its counsel with respect to such matters;

(v)	the Subscriber acknowledges and agrees that the Issuer shall make a notation on its records or give instructions to the transfer agent of the Subscriber’s Units in order to implement the restrictions on transfer set out in the Subscription Agreement and applicable Securities Laws;

(w)	the Subscriber acknowledges that there is no market for the Warrants and none is expected to develop;

United States Securities Laws

(x)	the Subscriber acknowledges and agrees that either (A) the Subscriber has indicated above that the Subscriber is not a U.S. Purchaser, has executed and delivered Schedule C hereto (Regulation S Certificate) and hereby is deemed to have made the representations, warranties and acknowledgments contained therein as if set forth herein in full OR (B) the Subscriber has indicated above that the Subscriber is a U.S. Purchaser, has executed and delivered Schedule E hereto (U.S. Purchaser Certificate) and hereby is deemed to have made the representations, warranties and acknowledgments contained therein as if set forth herein in full;

Not Proceeds of Crime

(y)	the funds representing the Subscription Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) (commonly referred to as the “USA PATRIOT Act”) or other similar legislation, and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true, and to provide the Issuer with appropriate information in connection therewith;

No Financial Assistance

(z)	the Subscriber has not received or expects to receive any financial assistance from the Issuer directly or indirectly, in respect of the Subscriber’s purchase of the Units;

Future Financings

(aa)	the Subscriber acknowledges that the Issuer may complete additional financings in the future to develop the business of the Issuer and to fund its ongoing development. There is no assurance that such financing will be available and if available, on reasonable terms. Any such future financings may have a dilutive effect on current shareholders, including the Subscriber;

No Advertising

(bb)	the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display on the internet including but not limited to the Issuer’s website) or sales literature with respect to the distribution of the Units or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

No Other Fees

(cc)	in connection with the issue and sale of the Units pursuant to the Offering to Subscribers outside of the United States, the Issuer may pay or issue either or both of a cash commission and/or securities pursuant to and in accordance with the policies of the Exchange and applicable corporate and securities laws;

(dd)	there is no person acting or purporting to act on behalf of the Subscriber (including any Disclosed Principal), if applicable, in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Units on account of the Subscriber’s subscription, the Subscriber covenants to indemnify and hold harmless the Issuer with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

Other Documents

(ee)	if required by Securities Laws or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the subscription for and issuance of the Securities;

Subscriber’s Responsibility for Legal and Financial Advice

(ff)	the Subscriber confirms that it is responsible for obtaining its own legal, tax, investment and other professional advice with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder including the suitability of the Securities as an investment for the Subscriber, the tax consequences of purchasing and dealing with the Securities, and the resale restrictions and “hold periods” to which the Securities are or may be subject under Securities Laws. The Subscriber has not relied upon any statements made by or purporting to have been made on behalf of the Issuer or its counsel with respect to such matters; and

(gg)	the Subscriber acknowledges that the Issuer’s counsel is acting solely as counsel to the Issuer and not as counsel to the Subscriber.

10.	Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement, including the Schedules hereto, are made with the intention that they may be relied upon by the Issuer in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Units under Securities Laws. The Subscriber further agrees that by accepting the Units, the Subscriber will be representing and warranting that such representations, warranties, covenants and acknowledgements are true as at the Closing Time with the same force and effect for the benefit of the Issuer as if they had been made by the Subscriber at the Closing Time and that they will survive the purchase by the Subscriber of the Units and will continue in full force and effect for the benefit of the Issuer notwithstanding any subsequent disposition by the Subscriber of any of the Units.

11.	Indemnity

The Subscriber acknowledges that the Issuer and its counsel are relying upon the representations, warranties, covenants and acknowledgements of the Subscriber set forth herein (including the Schedules attached hereto) in determining the eligibility of the Subscriber (or, if applicable, the eligibility of another on whose behalf the Subscriber is contracting hereunder to subscribe for Units) to purchase Units under the Offering, and hereby agrees to indemnify the Issuer and its directors, officers, employees, advisers, affiliates, shareholders and agents (including their legal counsel) against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties, acknowledgements and covenants. The Subscriber undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth herein that occurs prior to the Closing Time.

12.	Subscriber’s Costs

The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber will be borne by the Subscriber.

13.	Consent to the Disclosure of Information

This Agreement and the attachments hereto require the Subscriber to provide certain Personal Information to the Issuer. Such information is being collected by the Issuer for the purposes of completing the Offering of the Units, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Subscriber’s Units under applicable Securities Laws, preparing and registering any certificates representing the Subscriber’s Securities to be issued to the Subscriber, completing filings required by any stock exchange or securities regulatory authority, indirect collection of information by the applicable stock exchange or Regulatory Authority under authority granted in applicable securities legislation and the administration and enforcement of the securities legislation of an applicable jurisdiction by the applicable Regulatory Authority. The Subscriber acknowledges that the Subscriber’s Personal Information, including details of its subscription hereunder, will be disclosed by the Issuer to: (a) stock exchanges or securities regulatory authorities; (b) the Issuer’s registrar and transfer agent; and (c) any of the other agents or representatives of the Issuer, including legal counsel to the Issuer; and may be disclosed by the Issuer to (d) the Canada Revenue Agency; and (e) any other person to whom it is required to disclose such information under applicable legislation or authority. By executing this Subscription Agreement, the Subscriber consents to and authorizes the foregoing collection, use and disclosure of the Subscriber’s Personal Information. The Subscriber also consents to and authorizes the filing of copies or originals of any of this Subscription Agreement (including attachments) below as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. In addition, the Subscriber consents to and authorizes the collection, use and disclosure of all such Personal Information by the Exchange and other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time. The contact information for the officer of the Issuer who can answer questions about this collection of information is as follows:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO
80112
Attn: John F. Ashburn, Jr.

Tel: (720) 639-4650
email: jashburn@niocorp.com

For Subscribers with questions about the collection of Personal Information by the Ontario Securities Commission, please contact the Administrative Support Clerk at the Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Tel: (416) 593-3684.

14.	United States Securities Law Indemnification

(a)	The Issuer agrees to indemnify and hold harmless each Subscriber, their respective officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Subscriber within the meaning of Section 15 of the 1933 Act, and each person who controls any underwriter within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) to which such Subscriber or such other indemnified person may become subject (including in settlement of litigation, whether commenced or threatened) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement, including all documents filed as a part thereof and information deemed to be a part thereof, on the effective date thereof, or any amendment or supplements thereto, or arise out of any failure by the Issuer to fulfill any undertaking or covenant included in the Registration Statement or to perform its obligations hereunder or under applicable law and the Issuer will, as incurred, reimburse such Subscriber, each of its respective officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Subscriber, and each person who controls any such underwriter, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend, settling, compromising or paying such action, proceeding or claim; provided, however, that the Issuer shall not be liable in any such case to the extent that such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of, or is based upon, (i) the failure of any Subscriber, or any of their agents, affiliates or persons acting on their behalf, to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities, (ii) an untrue statement or omission in such Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by an instrument duly executed by or on behalf of the Subscriber, or any of its agents, affiliates or persons acting on its behalf, and stated to be specifically for use in preparation of the Registration Statement and not corrected in a timely manner by the Subscriber in writing or (iii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Subscriber prior to the pertinent sale or sales by such Subscriber and not delivered by the Subscriber to the individual or entity to which it made such sale(s) prior to such sale(s).

(b)	The Subscriber agrees to indemnify and hold harmless the Issuer from and against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) to which the Issuer may become subject (under the 1933 Act or otherwise) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) the failure of the Subscriber or any of its agents, affiliates or persons acting on its behalf, to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities; or (ii) an untrue statement or alleged untrue statement of a material fact or omission to state a material fact in the Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by an instrument duly executed by or on behalf of such Subscriber and stated to be specifically for use in preparation of the Registration Statement; provided, however, that the Subscriber shall not be liable in any such case for (i) any untrue statement or alleged untrue statement or omission in any prospectus or Registration Statement which statement has been corrected, in writing, by such Subscriber and delivered to the Issuer before the sale from which such loss occurred; or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber and delivered by the Subscriber to the individual or entity to which it made such sale(s) prior to such sale(s), and the Subscriber, severally and not jointly, will, as incurred, reimburse the Issuer for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding the foregoing, the Subscriber shall not be liable or required to indemnify the Issuer in the aggregate for any amount in excess of the net amount received by the Subscriber from the sale of the Registrable Securities, to which such loss, claim, damage, expense or liability (or action proceeding in respect thereof) relates.

(c)	Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 14, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof. After notice from the indemnifying person to such indemnified person of the indemnifying person’s election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would, in the opinion of counsel to the indemnified party, make it inappropriate under applicable laws or codes of professional responsibility for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that the indemnifying person shall not be obligated to assume the expenses of more than one counsel to represent all indemnified persons. In the event of such separate counsel, such counsel shall agree to reasonably cooperate.

(d)	If the indemnification provided for in this Section 14 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the Subscriber, or its agents, affiliates or persons acting on its behalf, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Subscriber, or its agents, affiliates or persons acting on its behalf, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Subscriber agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In any event, the Subscriber shall not be liable or required to contribute to the Issuer in the aggregate for any amount in excess of the net amount received by the Subscriber from the sale of its Registrable Securities.

15.	Miscellaneous

(a)	This Subscription Agreement and all related agreements between the Parties hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia, without reference to its rules governing the choice or conflict of laws. The Parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the city of Vancouver, with respect to any dispute to or arising out of this Subscription Agreement.

(b)	The Subscriber and the Issuer agree that they each will execute or cause to be executed and delivered all such further and other documents and assurances, and do and cause to be done all such further acts and things as may be necessary or desirable to give effect to this Subscription Agreement and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by all applicable Regulatory Authorities or as may be required from time to time under applicable Securities Laws.

(c)	This Subscription Agreement, which includes any interest granted or right arising under this Subscription Agreement, may not be assigned or transferred, without the written consent of the other Parties.

(d)	Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the Parties with respect to the Units and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

(e)	Any notice or other communication to be given hereunder shall, in the case of notice to be given to:

the Issuer, be addressed to:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO
80112

Attn: John F. Ashburn, Jr.
Tel: (720) 639-4650
email: jashburn@niocorp.com

with a copy to the Issuer’s counsel:

Blake, Cassels & Graydon LLP
2600-595 Burrard Street
Vancouver, BC V7X 1L3

Attention:      Bob Wooder
Email:              bob.wooder@blakes.com

or to such other address, email address or person that the Party designates by notice given in accordance with the foregoing provisions. Any such notice: (i) if delivered personally or by courier, will be deemed to have been given and received on the date of such delivery provided that if such day is not a Business Day then it will be deemed to have been given and received on the first Business Day following such day; and (ii) if transmitted by email or other form of electronic communication, will be deemed to have been given on the date of transmission if sent before 5:00 p.m. (Vancouver time) on a Business Day or, if not before 5:00 p.m. (Vancouver time), on the first Business Day following the date of transmission provided that the sender has evidence of a successful transmission such as a confirmation or electronic delivery receipt.

(f)	All representations, warranties, agreements and covenants made or deemed to be made by the Issuer and the Subscriber herein will survive the execution and delivery, and acceptance, of this offer and the closing of the issue of the Units contemplated hereby.

(g)	Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the Party against whom any waiver, change, discharge or termination is sought.

(h)	This Subscription Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators and successors but otherwise cannot be assigned.

(i)	This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or PDF or other electronic form, shall be deemed to be an original and all of which together shall constitute one and the same document. If less than a complete copy of this Subscription Agreement is delivered to the Issuer by the Subscriber (other than the execution pages of this Subscription Agreement required to be executed by the Subscriber), the Issuer and its advisors are entitled to assume, and the Subscriber shall be deemed to have represented and warranted to the Issuer, that the Subscriber accepts and agrees to all of the terms and conditions of the pages of this Subscription Agreement that are not delivered, without any alteration.

(j)	The Parties hereto confirm their express wish that this Subscription Agreement and all documents and agreements directly or indirectly relating hereto be drawn up in the English language. Les Parties reconnaissent leur volonté expresse que la présente convention de souscription ainsi que tous les documents et contrats s’y rattachant directement ou indirectement soient rédigés en anglais.

SCHEDULE A

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S OF THE 1933 ACT), EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT. THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN THE LIMITED CIRCUMSTANCES PROVIDED HEREIN PURSUANT TO TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

 Term Sheet

Private Placement of Units

Issuer:	NioCorp Developments Ltd. (“NioCorp” or the “Issuer”).

Offering:	Private placement offering (the “Offering”) of up to approximately C$2,000,000 in units (the “Units”) of the Issuer. Each Unit will consist of one common share (“Common Share”) and one half of one common share purchase warrant (each whole warrant, a “Warrant”).

Pricing:

C$0.63 per Unit.

Each Warrant shall entitle the holder thereof to purchase one additional Common Share of the Issuer (a “Warrant Share”) at an exercise price equal to C$0.75, exercisable at any time up to 24 months from Closing (as defined herein).

Use of Proceeds:	Proceeds of the Offering will be used for working capital and general corporate purposes.

Offering Jurisdictions:	The Offering will take place by way of a private placement to qualified investors in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, and otherwise in those jurisdictions where the Offering can lawfully be made. Subscribers will have a $5,000 minimum subscription and Canadian subscribers must be “accredited investors” (as defined in National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”)) or otherwise qualified under NI 45-106 or BC Instrument 45-534 – Exemption from prospectus requirement for certain trades to existing security holders or the provisions of various corresponding blanket orders and rules of other Canadian jurisdictions that have adopted the same or a similar exemption from the prospectus requirement. United States investors must be “accredited investors” as defined in Rule 501(a) under the United States Securities Act of 1933, as amended.

Hold Period:	Common Shares and Warrants issued in connection with the Offering will be subject to an indefinite hold period as required by U.S. securities laws, and will also be subject to a four-month and one day hold period (which will run concurrently with the indefinite hold period in the United States) as required by Canadian securities laws commencing on the date of closing of the Offering and the Warrant Shares issued on exercise of the Warrants will be subject to additional hold periods under U.S. securities laws that shall commence on the date the Warrants are exercised, and (if applicable) will also be subject to a four-month and one day hold period from Closing (which will run concurrently with the indefinite hold period in the United States).

 A-1

Listing:	The Company shall obtain the necessary approvals to list the Common Shares, and Common Shares issuable upon exercise of the Warrants, where any such exercise occurs, on the TSX.

Eligibility for Investment:	Eligible under the usual Canadian statutes as well as for RRSPs, RESPs, RRIFs, TFSAs and DPSPs.

Closing:	On or about the week of September 3, 2018 (the “Closing”).

 A-2

SCHEDULE B

Accredited Investor Status CERTIFICATE

TO BE COMPLETED BY SUBSCRIBERS THAT ARE ACCREDITED INVESTORS AND ARE RESIDENT IN CANADA OR THE UNITED STATES OR SUBJECT TO CANADIAN OR UNITED STATES SECURITIES LAWS

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO:                      NIOCORP DEVELOPMENTS LTD. (the “Issuer”)

Capitalized terms used in this Schedule “B” and defined in the Subscription Agreement to which this Schedule “B” is attached have the meanings defined in the Subscription Agreement unless otherwise defined herein.

In connection with the purchase by the undersigned Subscriber of the Units, the Subscriber, on its own behalf or on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the “Subscriber”), hereby represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Issuer and its counsel are relying thereon) that:

(a)	the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as principal pursuant to NI 45-106;

(b)	the Subscriber is an “accredited investor” within the meaning of NI 45-106 on the basis that the Subscriber fits within one of the categories of an “accredited investor” reproduced below beside which the Subscriber has indicated the undersigned belongs to such category;

(c)	the Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below;

(d)	if the Subscriber is an individual purchasing under category (j), (k) or (l) below, it has completed and signed Exhibit “A” attached hereto; and

(e)	upon execution of this Schedule “B” by the Subscriber, this Schedule “B” shall be incorporated into and form a part of the Subscription Agreement to which this Schedule “B” is attached.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐	(a) (i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or
(ii) in Ontario, a financial institution that is (A) a bank listed in Schedule I, II or III of the Bank Act (Canada); (B) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (C) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;
☐	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
☐	(c) a subsidiary of any person or company referred to in paragraphs (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;
☐	(d) a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer (or in Ontario, except as otherwise prescribed by the regulations under the Securities Act (Ontario));

☐	(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
☐	(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);
☐	(f) the Government of Canada or a jurisdiction (province or territory) of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
☐	(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;
☐	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
☐	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction (province or territory) of Canada;
☐	(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000;
☐	(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;
☐	(k) an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;
☐	(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
☐	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
☐	(n) an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;
☐	(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;
☐	(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;
☐	(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;
☐	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
☐	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;
☐	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;
☐	(v) a person that is recognized or designated by the securities regulatory authority or, except in Québec, the regulator as an accredited investor;
☐	(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse; or
☐

(x)         in Ontario, such other persons or companies as may be prescribed by the regulations under the Securities Act (Ontario).

             ***If checking this category (x), please provide a description of how this requirement is met.

For the purposes hereof, the following definitions are included for convenience:

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)	“eligibility adviser” means:

(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(iii)	(A) have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is: (i) a chair, vice-chair or president, (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production, or (iii) performing a policy-making function in respect of the issuer;

(f)	“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(i)	“person” includes: (i) an individual, (ii) a corporation, (iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and (iv) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

(j)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(k)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)	“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(m)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 and except in Part 2 Division 4 (Employee, Executive Officer, Director and Consultant Exemption) of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person, beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations contained in this Accredited Investor Status Certificate are true and accurate as of the date of this Accredited Investor Status Certificate and will be true and accurate as of the Closing Time and the Subscriber acknowledges that this Accredited Investor Status Certificate is incorporated into and forms a part of the Subscription Agreement to which it is attached. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Issuer prior to the Closing Time.

Dated:	____________________	Signed:

Witness (If Subscriber is an Individual)		Print the name of Subscriber

Print Name of Witness		If Subscriber is a corporation, print name and title of Authorized Signing Officer

EXHIBIT A TO SCHEDULE B

ACCREDITED INVESTOR RISK ACKNOWLEDGMENT FORM

THIS “EXHIBIT A” TO SCHEDULE “B” IS TO BE COMPLETED BY ACCREDITED INVESTORS WHO COMPLETED SCHEDULE “B” AND ARE INDIVIDUALS SUBSCRIBING UNDER CATEGORIES (J), (K) OR (L) IN SCHEDULE “B” TO WHICH THIS EXHIBIT “A” IS ATTACHED.

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Units (each comprised of one common share and one half of one common share purchase warrant)	Issuer: NioCorp Developments Ltd.
Purchased from: NioCorp Developments Ltd.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss - You could lose your entire investment of $ _____________ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.
Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
● Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO

80112

Attn: John F. Ashburn, Jr.

Tel: (720) 639-4650

email: jashburn@niocorp.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.	The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

SCHEDULE C

REGULATION S CERTIFICATE

TO BE COMPLETED BY PURCHASERS THAT ARE NOT RESIDENT IN THE UNITED STATES AND ARE NOT A U.S. PURCHASER

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S OF THE 1933 ACT), EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

In connection with the undersigned’s (the “Subscriber”) subscription for Units of the Issuer (a “Unit”), each Unit being comprised of one common share in the capital of the Issuer (a “Unit Share”) and one half of one common share purchase warrant (each whole warrant, a “Warrant”) of the Issuer and each Warrant entitling the holder to acquire one additional common share in the capital of the Issuer (a “Warrant Share”), exercisable for a period of 24 months following the Closing at an exercise price of C$0.75 per Warrant Share, by executing this Regulation S Certificate, the Subscriber represents, warrants and covenants to and with the Issuer as follows (capitalized terms used herein and not otherwise defined shall have the meaning given in the Subscription Agreement to which this Regulation S Certificate is attached):

(a)	the Subscriber understands that the Securities have not been and will not be, prior to distribution, registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States and that the offer and sale of the Units to it will be made in reliance upon an exclusion from the registration requirements of the 1933 Act under Regulation S thereunder (“Regulation S”);

(b)	the Subscriber purchasing the Securities for its own account or for the account of one or more persons for whom it is exercising sole investment discretion, (a “Disclosed Subscriber”), for investment purposes only and not with a view to resale or distribution in violation of applicable securities laws and, in particular, neither it nor any Disclosed Subscriber for whose account it is purchasing the Securities is an underwriter, agent, dealer or “Distributor” as defined in Rule 902(d) of Regulation S or has any intention to distribute either directly or indirectly any of the Securities in the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S, a “U.S. Person”) or person in the United States; provided, however, that this paragraph shall not restrict the Subscriber from selling or otherwise disposing of any of the Securities pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)	the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and is able, without impairing its financial condition, to hold such Securities for an indefinite period of time and to bear the economic risks of, and withstand a complete loss of, such investment;

(d)	neither the Subscriber nor the Disclosed Subscriber, if any, is a U.S. Person;

(e)	(A) The Subscriber and the Disclosed Subscriber, if any, are not resident in the United States and are not purchasing the Securities for the account or benefit of a U.S. Person or person in the United States, (B) the Units were not offered to it or the Disclosed Subscriber, if any, in the United States and (C) at the time its buy order was made and the Subscription Agreement was executed, it (or its authorized signatory) were outside the United States;

(f)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

(g)	the Subscriber did not receive the offer to purchase the Securities as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S);

(h)	the Subscriber agrees not to engage in hedging transactions in the Securities except in compliance with the 1933 Act;

(i)	the Subscriber agrees that prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the 1933 Act with regard to the Securities, it will not offer, sell or transfer, directly or indirectly, any of the Securities except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act;

(j)	the Subscriber understands and acknowledges that the Securities are “restricted securities” within the meaning of Rule 144 under the 1933 Act, and that if in the future it decides to offer, resell, pledge or otherwise transfer any of such securities, such securities may be offered, resold, pledged or otherwise transferred, directly or indirectly, only (a) to the Issuer; (b) pursuant to an effective registration statement under the 1933 Act; (c) in accordance with Rule 144 under the 1933 Act, if available, and, in each case, in compliance with any applicable securities laws of any state of the United States; or (d) pursuant to another exemption from the registration requirements under the 1933 Act and any applicable securities laws of any state of the United States, after providing an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Issuer, to the effect that the proposed transfer may be effected without registration under the 1933 Act

(k)	the Subscriber acknowledges and agrees that the Issuer is hereby bound by this Agreement and its agreements with its transfer agent to refuse to register any transfer of the Securities not made in accordance with Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act and in compliance with any applicable local laws and regulations; the Subscriber consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described herein;

(l)	the Subscriber acknowledges that upon the issuance of the Securities, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws and regulations, the certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY [For warrants Include: and the securities issuable upon exercise hereof] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE securities, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COmpany”), THAT THESE securities MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, directly or indirectly ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

if any of the Securities are being sold pursuant to clause (C) in the legend above, the legend may be removed by delivery to Computershare Investor Services Inc. of an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the 1933 Act;

(g)	the Subscriber acknowledges that the Warrants may not be exercised unless exemptions are available from the registration requirements of the 1933 Act and the securities laws of all applicable states of the United States, and the holder has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Issuer to such effect; provided that a holder of warrants (a “Warrantholder”) will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants that comprise part of the Units purchased pursuant to the offering, for its own account or for the account of the original beneficial purchaser, if any, at a time when the Warrantholder and such original beneficial purchaser, if any, are outside the United States, are not U.S. Persons and are not exercising on behalf of U.S. Persons or persons in the United States and its representations and warranties contained in this Regulation S Certificate attached hereto remain true and correct in respect to the exercise of the Warrants and the holder represents to the Issuer as such.

(h)	Upon the original issuance of the Warrants and until such time as is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, all certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.”

(m)	the Subscriber acknowledges that the Issuer is not a “foreign issuer” as defined in Regulation S and therefore, pursuant to Rule 905 of Regulation S, the United States securities law legend set forth above may not be removed from certificates representing the Securities upon any resale made pursuant to Rule 903 or 904 of Regulation S; therefore the certificates representing the Securities which bear such legend may not constitute “good delivery” in settlement of transactions on stock exchanges;

(n)	the Subscriber understands that (i) the Issuer may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if the Issuer is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the 1933 Act may not be available for resales of the Securities, and (iii) except as set forth in the Subscription Agreement, the Issuer is not obligated to make Rule 144 under the 1933 Act available for resales of the Securities;

(o)	the Subscriber has been independently advised as to the applicable hold period and restrictions with respect to trading imposed in respect of the Securities by securities legislation in the jurisdiction in which it resides, and confirms that no representation has been made respecting the applicable hold periods for such Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber may not be able to resell any of the Securities except in accordance with applicable securities legislation and regulatory policy; and

(p)	the Subscriber understands and acknowledges that it is making the representations and warranties and agreements contained herein with the intent that the they may be relied upon by the Issuer, in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Units.

The Subscriber undertakes to notify the Issuer immediately at the principal offices of the Issuer of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

The Issuer shall be entitled to rely on delivery of a facsimile or PDF copy of this Regulation S Certificate.

DATED this________ day of ________________, 2018.

(Name of Subscriber - please print)

by:
(Official Capacity or Title - please print)

Authorized Signature

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

SCHEDULE D

EXISTING SECURITY HOLDER CERTIFICATE

TO BE COMPLETED BY SUBSCRIBERS THAT ARE NOT ACCREDITED INVESTORS, ARE RESIDENT IN BRITISH COLUMBIA, ALBERTA, SASKATCHEWAN, ONTARIO OR NEW BRUNSWICK, AND ARE SUBSCRIBING UNDER THE EXISTING SECURITY HOLDER EXEMPTION

Capitalized terms used in this Schedule “D” and defined in the Subscription Agreement to which this Schedule “D” is attached have the meanings defined in the Subscription Agreement unless otherwise defined herein.

In connection with the purchase by the undersigned Subscriber of the Units, the Subscriber, on its own behalf or on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the “Subscriber”), hereby represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Issuer and its counsel are relying thereon) that:

(a)	on or before August 29, 2018 (the “Record Date”) the Subscriber acquired and continues to hold a common share of the Issuer;

(b)	the Subscriber is purchasing the Units as principal for its own account, not for the benefit of any other person; and

(c)	one of the following applies:

(i)	the Subscriber is resident in Alberta, British Columbia, Saskatchewan, Ontario or New Brunswick and has obtained advice regarding the suitability of the subscribed for Units from an Investment Dealer, as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations, registered in such province; or

(ii)	the Subscriber is resident in Alberta, British Columbia, Saskatchewan, Ontario or New Brunswick and the aggregate acquisition cost of the above subscribed for Units, when combined with the acquisition cost to the Subscriber of all common shares of the Issuer distributed pursuant to one of (i) BC Instrument 45-534 Exemption from prospectus requirement for certain trades to existing security holders in British Columbia, (ii) Alberta Securities Commission Rule 45-513 Prospectus exemption for distribution to existing security holders in Alberta, (iii) Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions in Ontario, (iv) General Order 45-926 Exemption from prospectus requirement for certain trades to existing security holders in Saskatchewan, or (v) Blanket Order 45-505 - Prospectus Exemption for Distribution to Existing Security Holders in New Brunswick in the last 12 months, does not exceed $15,000.

In the event that the Subscriber fully complies with and solely relies upon the Existing Security Holding Exemption, then by accepting this Subscription Agreement, the Issuer hereby represents and warrants to the Subscriber that:

(a)	the Issuer’s “documents” and “core documents”, as those terms are defined in Section 140.1 of the B.C. Act, Section 17.01 of the Securities Act (Alberta), Section 136.01 of The Securities Act, 1988 (Saskatchewan), Section 138.1 of the Securities Act (Ontario) and Section 161.1 of the Securities Act (New Brunswick), do not contain a misrepresentation; and

(b)	there is no material fact or material change related to the Issuer which has not been generally disclosed.

D-1

In the event that the Subscriber fully complies with and solely relies upon the Existing Security Holding Exemption, then by accepting this Subscription Agreement, the Issuer shall provide the Subscriber with the following contractual right of action against the Issuer for rescission or damages in respect of the Subscriber’s subscription for the Securities if the Subscriber is resident in British Columbia, Saskatchewan or New Brunswick (the “Contractual Right”). The Contractual Right:

(a)	is available to the Subscriber if the Issuer’s “documents” or “core documents”, as those terms are defined in Section 140.1 of the B.C. Act, Section 136.01 of the Securities Act, 1988 (Saskatchewan) and Section 161.1 of the Securities Act (New Brunswick), contain a misrepresentation which was not corrected before the Subscriber acquired the Units, without regard to whether the Subscriber relied on such misrepresentation;

(b)	is enforceable by the Subscriber delivering a notice to the Issuer:

(i)	in the case of an action for rescission, within 180 days after execution of this Subscription Agreement by the Subscriber, or

(ii)	in the case of an action for damages, before the earlier of:

A.	180 days after the Subscriber first has knowledge of the facts giving rise to the cause of action, or

B.	three years after execution of this Subscription Agreement by the Subscriber;

(c)	is subject to the defense that the Subscriber had knowledge of the misrepresentation;

(d)	in the case of an action for damages, limits the maximum amount recoverable by the Subscriber, as follows:

(i)	to not exceed the aggregate Subscription Price for each Unit subscribed for by the Subscriber hereunder; and

(ii)	to not include all or any part of the damages that the Issuer proves does not represent the depreciation in value of the Units resulting from the misrepresentation; and

(e)	is in addition to, and does not detract from, any other right of the Subscriber.

[Remainder of Page Intentionally Left Blank]

D-2

The representations, warranties, statements and covenants made in this Existing Security Holder Certificate are true and accurate as of the date of this Existing Security Holder Certificate and will be true and accurate as of the Closing Time and the undersigned acknowledges that this Existing Security Holder Certificate is incorporated into and forms part of the Subscription Agreement to which it is attached. If any such representation, warranty, statement or covenant of the Subscriber becomes untrue or inaccurate prior to the Closing Time, the Subscriber shall give the Issuer immediate written notice thereof.

DATED ______________________, 2018.

Name of Subscriber [Please Print]

Witness (If Subscriber is an individual)	Signature of Subscriber or Authorized Signatory of Subscriber

Name of Witness [Please Print]	Name and Office of Authorized Signatory of Subscriber [Please Print]

Address of Subscriber

SCHEDULE E

U.S. PURCHASER CERTIFICATE

TO BE COMPLETED BY PURCHASERS THAT ARE RESIDENT IN THE UNITED STATES OR ARE A U.S. PURCHASER

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S OF THE 1933 ACT), EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

In connection with the undersigned’s (the “Subscriber”) subscription for units of the Issuer (the “Units”), each Unit being comprised of one common share in the capital of the Issuer (a “Unit Share”) and one half of one common share purchase warrant (each whole warrant, a “Warrant”) of the Issuer and each Warrant entitling the holder to acquire one additional common share in the capital of the Issuer (a “Warrant Share”), exercisable for a period of 24 months following the Closing at an exercise price of C$0.75 per Warrant Share, by executing this U.S. Purchaser Certificate, the Subscriber represents, warrants and covenants to and with the Issuer as follows (capitalized terms used herein and not otherwise defined shall have the meaning given in the Subscription Agreement to which this U.S. Purchaser Certificate is attached):

(a)	the Subscriber understands that the Securities have not been and will not be, prior to distribution, registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States and that the offer and sale of the Offered Units to it will be made in reliance upon an exemption from registration under Rule 506(b) under Regulation D under the 1933 Act available to the Issuer for offers and sales to “accredited investors” as defined in Rule 501(a) of Regulation D under the 1933 Act (“Accredited Investors”);

(b)	the Subscriber acknowledges that prior to the time of purchase of any Units it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Issuer concerning the terms and conditions of the offering of the Units and to obtain such additional information which the Issuer possesses or can acquire without unreasonable effort or expense;

(c)	the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and is able, without impairing its financial condition, to hold such Securities for an indefinite period of time and to bear the economic risks of, and withstand a complete loss of, such investment;

(f)	the Subscriber (and, if the Subscriber is acting on behalf of a beneficial purchaser, such beneficial purchaser) (i) is an Accredited Investor, (ii) is acquiring the Units for its own account or for the account of one or more Accredited Investors with respect to which it exercises sole investment discretion, and in each case not with a view to any resale, distribution or other disposition of the Securities in violation of United States federal or state securities laws, and (iii) satisfies (and the beneficial purchaser, if any, satisfies) the requirements of the paragraphs below to which the Subscriber has affixed his or her initials

The line identified as “S” next to the corresponding paragraph applicable to the Subscriber must be initialed and, if there is a beneficial purchaser, the line identified as “BP” next to the corresponding paragraph describing the requirement satisfied by the beneficial purchaser must be initialed:

________________(S) ________________(BP)	1.	Any bank as defined in Section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(a)(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” as defined in Rule 501(a) under the 1933 Act;

________________(S)	2.	Any private business development company as defined in Section 202(a)(22) of the Investments Advisers Act of 1940;
________________(BP)

________________(S) ________________(BP)	3.	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, or Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Offered Units offered, with total assets in excess of US$5,000,000;

________________(S) ________________(BP)	4.	A director, executive officer or general partner of the Issuer; or
________________(S) ________________(BP)	5.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; provided, however, that (i) a person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

________________(S) ________________(BP)	6.

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

________________(S) ________________(BP)	7.	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Offered Units, whose purchase is directed by a sophisticated person, being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

________________(S) ________________(BP)	8.	An entity in which all of the equity owners are accredited investors (if this category is selected, the Subscriber must provide certification as to the category under which each equity owner qualifies as an Accredited Investor).

(i)	the Subscriber acknowledges that it has not purchased the Units as a result of any “general solicitation” or “general advertising” (as those terms are used in Regulation D under the 1933 Act), including any advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(j)	the Subscriber understands and acknowledges that the Securities are “restricted securities” within the meaning of Rule 144 under the 1933 Act, and that if in the future it decides to offer, resell, pledge or otherwise transfer any of such securities, such securities may be offered, resold, pledged or otherwise transferred, directly or indirectly, only (a) to the Issuer; (b) pursuant to an effective registration statement under the 1933 Act; (c) in accordance with Rule 144 under the 1933 Act, if available, and, in each case, in compliance with any applicable securities laws of any state of the United States; or (d) pursuant to another exemption from the registration requirements under the 1933 Act and any applicable securities laws of any state of the United States, after providing an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Issuer, to the effect that the proposed transfer may be effected without registration under the 1933 Act;

(k)	the Subscriber understands and acknowledges that upon the original issuance of the Securities and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable securities laws of any state of the United States, certificates representing the Securities and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend to the following effect:

“THE SECURITIES REPRESENTED HEREBY [For warrants Include: and the securities issuable upon exercise hereof] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE securities, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COmpany”), THAT THESE securities MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, directly or indirectly ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

if any of the Securities are being sold pursuant to clause (C) in the legend above, the legend may be removed by delivery to Computershare Investor Services Inc. of an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the 1933 Act;

(l)	The Warrants may not be exercised unless exemptions are available from the registration requirements of the 1933 Act and the securities laws of all applicable states of the United States, and the holder has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Issuer to such effect; provided that a holder of warrants (a “Warrantholder”) will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants that comprise part of the Units purchased pursuant to the Offering, for its own account or for the account of the original beneficial purchaser, if any, at a time when the Warrantholder and such original beneficial purchaser, if any, are Accredited Investors and its representations and warranties contained in this U.S. Purchaser Certificate remain true and correct in respect to the exercise of the Warrants and the holder represents to the Issuer as such.

(m)	Upon the original issuance of the Warrants and until such time as is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, all certificates representing the Warrants sold in the United States and to, or for the account or benefit of, U.S. Persons, and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.”

(n)	the Subscriber consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described herein;

(o)	the Subscriber understands and acknowledges that, except as set forth in the Subscription Agreement, the Issuer is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities commission any registration statement in respect of resales of the Securities in the United States;

(p)	if required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver and file and otherwise assist the Issuer in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities;

(q)	the Subscriber acknowledges and understands that there may be material tax consequences to it of the acquisition, ownership, holding, exercise or disposition of the Securities including those relating to the Issuer’s status as a “passive foreign investment corporation” under the Internal Revenue Code of 1986, as amended. The Issuer does not give any opinion or make any representation with respect to tax consequences to such persons under the United States, state, local or foreign law of the acquisition, ownership, holding, exercise or disposition of the Securities. Such persons should consult their own tax advisors about the United States, state, local and foreign tax consequences of acquiring, owning, holding, exercising and disposing of the Securities;

(r)	it acknowledges that it is encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Units and accordingly, has had an opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for the purpose of giving the representations, warranties and covenants contained herein;

(s)	the Subscriber has been independently advised as to the applicable hold period and restrictions with respect to trading imposed in respect of the Securities by securities legislation in the jurisdiction in which it resides, and confirms that no representation has been made respecting the applicable hold periods for such Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber may not be able to resell any of the Securities except in accordance with applicable securities legislation and regulatory policy; and

(t)	the Subscriber understands and acknowledges that it is making the representations and warranties and agreements contained herein with the intent that the they may be relied upon by the Issuer, in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Units.

The Subscriber undertakes to notify the Issuer immediately at the principal offices of the Issuer of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

The Company shall be entitled to rely on delivery of a facsimile or PDF copy of this U.S. Purchaser Certificate.

DATED this________ day of ________________, 2018.

(Name of Subscriber - please print)

by:
(Official Capacity or Title - please print)

Authorized Signature

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)